Exhibit 10.33

FEDERAL HOME LOAN MORTGAGE CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated
January 1, 2008

FEDERAL HOME LOAN MORTGAGE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I
Establishment of the Plan

1.1. Purpose. The Federal Home Loan Mortgage Corporation (“Corporation”) hereby amends and restates the Supplemental Executive Retirement Plan, which was last amended and restated effective January 1, 1998, and subsequently amended effective January 1, 1999 and January 1, 2005. The amended and restated Supplemental Executive Retirement Plan (“Plan”) is a non-qualified plan intended to make up to Executives (as defined below) employer provided contributions and/or benefits under the Federal Home Loan Mortgage Corporation Employees’ Pension Plan (the “Pension Plan”) and the Federal Home Loan Mortgage Corporation Thrift/401(k) Savings Plan (the “Thrift/401(k) Plan”) which Executives lose due to:

(a) The application of Internal Revenue Code Section 415,

(b) The cap on annual compensation which can be considered for inclusion under the Thrift/401(k) Plan and the Pension Plan set by Internal Revenue Code Section 401(a)(17) (or successor thereto), and

(c) The exclusion of Deferred Amounts from the definition of compensation (or its equivalent) under the Thrift/401(k) Plan and Pension Plan.

A Supplemental Retirement Benefit may also be granted under the Plan, in accordance with Section 9.1.

The Corporation intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”), and administered as a “top hat” plan exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is intended to provide deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) (or successor(s) thereto). Because the Plan is available to all officers, it is intended to constitute a “benefit plan of general applicability” for purposes of 12 C.F.R. Section 1770.4(d)(3). No assets will be set aside to fund the Corporation’s liability under the Plan.

1.2. Effective Date. The Plan as amended and restated at January 1, 2008 shall be effective as of January 1, 2008, except that elections in 2007 within the scope of Section 6.5(b)(i) shall be governed by that provision as restated herein.

ARTICLE II
Definitions

2.1 Accrual. A recordkeeping mechanism to track projected benefits for Participants. Accruals shall be deemed either “Pre-2005 Accruals” or “2005 and Later Accruals.” A Participant’s “Pre-2005 Accrual” is his or her “grandfathered” Accrual (accrued and fully vested as of December 31, 2004), including any applicable Earnings and Interest thereon, under Code section 409A, determined in accordance with Treasury Regulation §1.409A-6(a)(3) and any successor regulation or other applicable guidance or regulation under Code section 409A. A Participant’s “2005 and Later Accrual” is his or her Accrual in excess of his or her Pre-2005 Accrual.

2.2. Administrator. The Compensation and Human Resources Committee of the Board.

2.3. Basic Contribution. The “Basic Contribution” as defined in the Thrift/401(k) Plan.

2.4. Beneficiary. The individual or individuals designated by the Participant to receive benefits under this Plan in the event of the Participant’s death.

2.5. Board. The Board of Directors of the Federal Home Loan Mortgage Corporation or such Committee thereof delegated to act on its behalf.

2.6. Compensation. An Executive’s “Compensation” as defined in the Pension Plan.

2.7. Corporation. The Federal Home Loan Mortgage Corporation.

2.8. Deferred Amounts. Any amount deferred by Executives for future payment under the Federal Home Loan Mortgage Corporation Executive Deferred Compensation Plan determined at time of deferral.

2.9. Disability. With respect to 2005 and Later Accruals, a Participant shall be considered disabled if the Participant has been determined by the Social Security Administration to be totally disabled. With respect to Pre-2005 Accruals, a Participant shall be considered disabled if the Participant is eligible, as determined by the Administrator in its sole discretion, to receive disability benefits under Title II of the Federal Social Security Act or disability benefits under the Federal Home Loan Mortgage Corporation Long-Term Disability Plan.

2.10. Disability Retirement Date. The date on which, under the Pension Plan, a Participant who is Disabled would commence receiving benefits.

2.11 Earnings. The net gain or loss, determined on a percentage basis, on the aggregate of the Participant’s Thrift/401(k) SERP Benefit accruals to be credited with earnings under the Plan, such gain or loss based upon the Participant’s direction of the “investment” of such accruals in the investment funds made available under this Plan (such funds to be limited to one or more of the investment options available under the Thrift/401(k) Plan) and calculated on a daily basis. The mechanism by which Participants shall invest their accruals to be credited with Earnings, as well as any rules or procedures for such investment (including treatment of Earnings should no “investment” election be made by a Participant for a particular year), shall be determined by the Administrator (or its delegate) in its sole discretion.

2.12. Executive. All Corporation officers at the level of vice president or above; provided, however, that notwithstanding any other provision in this Plan, an Executive whose status changes to that of a non-Executive while still employed by the Corporation will be treated as an Executive hereunder until the end of the calendar year in which such change of status occurs. After such year such person shall not be eligible to actively participate in this Plan with respect to the period in which he remains a non-Executive. In the event an Executive’s status changes to that of a non-Executive, Accruals attributable to Thrift/401(k) SERP Benefits will be maintained under the Plan (and will continue to be credited with Interest or Earnings, as the case may be) and Accruals attributable to the portion of the Pension SERP Benefit described in Section 5.2(a) will be maintained under the Plan until such time as distribution occurs in accordance with Article VI hereof, and Accruals attributable to the portion of the Pension SERP Benefit described in Section 5.2(b) will be readjusted at the time of such distribution.

2.13. Executive Deferred Compensation Plan. The Federal Home Loan Mortgage Corporation Executive Deferred Compensation Plan.

2.14. Interest. From the Effective Date until such time as designated by the Administrator, the average annual yield of the Thrift/401(k) Plan’s Guaranteed Investment Contract Fund for the most recent calendar year. At such time as is determined by the Administrator, Interest shall be the average annual yield of the Money Market Fund of the Thrift/401(k) Plan for the most recent calendar year. Interest shall be compounded for each calendar year based on the applicable rate for the year.

2.15. Key Employee. A Participant who is a “key employee” of the Company as defined in Code section 416(i) (without regard to Code section 416(i)(5)) at any time during the 12-month period ending on December 31. If a Participant is a Key Employee as of December 31, the Participant will be treated as a Key Employee for the entire 12-month period beginning on the April 1 following that December 31. For purposes of determining Key Employees, the definition of compensation in Treasury Regulations section 1.415(c)-2(d)(3) will apply.

2.16. Matching Contribution. The “Matching Contribution” as defined in the Thrift/401(k) Plan.

2.17. Normal Form of Payment. The form of payment described in Article VI and designated as the Normal Form of Payment for each distributable event and for each of the Thrift/401(k) SERP Benefit and the Pension SERP Benefit.

2.18. Participant. An Executive who has met the eligibility requirements under Section 3.1 and who has completed such enrollment process as may be required under Section 3.2.

2.19. Pension SERP Benefit. The Accrual, as adjusted each calendar year, which is recorded by the Corporation to compensate Participants for benefits lost because of Compensation which is ineligible under the Pension Plan as prescribed in Code Section 401(a)(17) (or successor thereto), the imposition of the Code Section 415(b) limit under the Pension Plan, and the exclusion of Deferred Amounts in the definition of compensation (or equivalent term) under the Pension Plan.

2.20. Retirement. In the case of Pre-2005 Accruals, retirement in accordance with the eligibility provisions of Article V and the retirement benefit provisions of Article VI of the Pension Plan as in effect October 3, 2004. The term “Retirement” is not applicable to 2005 and Later Accruals.

2.21. Spouse. The person legally married to the Participant on the date of the Participant’s death under the laws of the jurisdiction in which the marriage was entered.

2.22 Supplemental Retirement Benefit. The supplemental retirement benefit provided under Article IX.

2.23. Termination of Employment. With respect to 2005 and Later Accruals, a separation from the service of the Corporation which constitutes a “separation from service” within the meaning of Treasury Regulation §1.409A-1(h) and any successor or other applicable regulation under Code section 409A. With respect to Pre-2005 Accruals, the earlier of a Participant’s separation from service, Retirement or Disability.

2.24. Thrift/401(k) SERP Benefit. The annual Accrual, as adjusted periodically, which is recorded by the Corporation to compensate Participants for the portion of the Matching Contribution and Basic Contribution (to the Thrift/401(k) Plan) lost due to the Code Section 415(c) limitation, the compensation cap as set forth in Code Section 401(a)(17) (or successors thereto), and the exclusion of Deferred Amounts in the definition of compensation (or equivalent term) under the Thrift/401(k) Plan.

ARTICLE III
Eligibility and Participation

3.1. Eligibility. In order to be eligible for this Plan, Executives must be eligible to participate in the Corporation’s Pension Plan and be eligible for Matching Contributions and Basic Contributions under the Thrift/401(k) Plan for at least a portion of a calendar year. In addition, to be eligible for the portion of the Thrift/401(k) SERP Benefit attributable to Matching Contributions the Executive must contribute the maximum amount permitted under the terms of the Thrift/401(k) Plan on a pre-tax basis throughout the entire calendar year (or for the portion of the year for which the Executive is eligible to participate in the Thrift/401(k) Plan). If an Executive contributes less than such maximum amount, he or she will not be eligible for the portion of the Thrift/401(k) SERP Benefit attributable to the Matching Contribution for that calendar year, but he or she will be eligible for that portion of the Thrift/401(k) SERP Benefit in the next year in which the Executive contributes the maximum amount for the full calendar year.

3.2. Participation. If an Executive meets the eligibility requirements set forth in Section 3.1 above, the Executive shall be eligible to participate in the Plan. In order to become a Participant the Executive shall complete such enrollment process as may be required by the Administrator.

ARTICLE IV
The Thrift/401(k) SERP Benefit

4.1. Basis of Benefit.

(a) The Thrift/401(k) SERP Benefit will be determined based on: (i) the Executive’s calendar year Compensation; (ii) the limitation set forth in Code Section 415(c) (or successor thereto) for the calendar year; (iii) the compensation cap described in Code Section 401(a)(17) (or successor thereto) for the calendar year and; (iv) the exclusion of Deferred Amounts from the definition of compensation (or its equivalent) under the Thrift/401(k) Plan.

(b) No Thrift/401(k) SERP Benefit will be accrued for a Participant (i) with respect to the Basic Contribution unless the Participant is employed on the last day of the calendar year in question and (ii) with respect to the Matching Contribution, unless the Participant has made the maximum contribution described in Section 3.1 above.

4.2. Calculation. The Thrift/401(k) SERP Benefit equals the excess of (a) over (b) where:

(a) is the amount of the Matching Contribution and Basic Contribution which would have been made to the Thrift/401(k) Plan for the calendar year in question without regard to the limitations set forth in Code Section 415(c) and the cap described in Code Section 401(a)(17) (or successor sections thereto), but based on including the Deferred Amounts as if they were included in the definition of compensation under the Thrift/401(k) Plan, and

(b) is the amount of the Matching Contribution and Basic Contribution to the Thrift/401(k) Plan for the calendar year in question with the application of the limitations, caps and exclusions referred to in subparagraph (a) above.

4.3. Accrual of Thrift/401(k) SERP Benefit. The Thrift/401(k) SERP Benefit for each Participant as calculated pursuant to Section 4.2 shall be accrued (as to timing and amount) in a manner consistent with that in which a Basic Contribution and Matching Contribution would have been made by the Corporation on the Participant’s behalf to the Thrift/401(k) Plan.

4.4. Crediting of Earnings and Interest. A Participant’s Thrift/401(k) SERP Benefit, once accrued, shall be (a) retroactively adjusted to reflect any failure by the Participant to either satisfy the Thrift/401(k) Plan maximum contribution requirement set forth in Section 3.1 (such adjustment to include a corresponding change in Earnings on the adjusted amounts; and (b) credited with Earnings, except that as of the date of Termination of Employment and until a total distribution (if any) is made in accordance with the Plan such Thrift/401(k) SERP Benefit shall be credited with Interest, unless otherwise provided in Article VI.

ARTICLE V
The Pension SERP Benefit

5.1. Basis of Benefit. The Pension SERP Benefit will be determined based on: (i) the Executive’s calendar year Compensation; (ii) the limitation set forth in Code Section 415(b) (or successor thereto) for the calendar year; (iii) the compensation cap described in Code Section 401(a)(17) (or successor thereto) for the calendar year and; (iv) the exclusion of Deferred Amounts from the definition of compensation (or its equivalent) under the Pension Plan. A Pension SERP Benefit shall be payable only if the Participant is vested under the Pension Plan.

5.2. Calculation. The Pension SERP Benefit, determined for each Participant and adjusted each calendar year equals the excess of (a) over (b) where:

(a) is the Participant’s accrued annuity benefit payable at 65 (or current age, if greater) under the Pension Plan calculated (i) without regard to the limits of Code Section 401(a)(17) and Code Sections 415 (or successor sections thereto), and (ii) based on all of the Participant’s Compensation plus any Deferred Amounts, and

(b) is the Participant’s accrued annuity benefit payable at age 65 (or current age, if greater) under the Pension Plan.

The amount of a Participant’s Pension SERP Benefit calculated in accordance with this Section 5.2 may decrease or increase from one year to the next, and nothing contained in this document should be interpreted to preclude this possibility.

5.3. Lump Sum Pension SERP Benefit. The present value, as of the “specified date” in the “year of calculation”, of the annuity benefit described in Section 5.2. The present value is calculated based on the same actuarial assumptions and the same methodology used by the Corporation for calculating a lump sum benefit under the Pension Plan.

ARTICLE VI
Payment of Benefits

6.1. Payment of Benefits — 2005 and Later Accruals. The Payment of Benefits provisions applicable to the Pre-2005 Accruals are located in Appendix 1 to this document, which is a part hereof. This Section 6.1 applies solely to 2005 and Later Accruals.

Thrift/401(k) SERP benefits shall be paid in the form of payment described in Section 6.2(a). The Pension SERP Benefit shall be paid in the form of payment described herein as the “Normal Form of Payment” for the Pension SERP Benefit under Section 6.2(b), unless the Participant has validly elected to receive payment in an alternate form otherwise available under the Plan (if any) to the extent the Administrator has authorized such elections.

(a) The portion of Thrift/401(k) SERP Benefit funds accrued for the Basic Contribution shall be payable in accordance with the payment provisions of this Article, to the extent that the Participant is vested in his/her Basic Contribution under the Thrift/401(k) Plan; any Thrift/401(k) SERP Benefit relating to a Basic Contribution that is not vested at the time of a Participant’s Termination of Employment shall be forfeited.

(b) The portion of Thrift/401(k) SERP Benefit funds accrued for the Matching Contribution shall be payable in accordance with the payment provisions of this Article.

(c) The Pension SERP Benefit will be paid out in accordance with this Article provided the Participant is vested in his/her Pension Plan benefit in accordance with the Pension Plan; any Pension SERP Benefit relating to a benefit under the Pension Plan that is not vested at the time of a Participant’s Termination of Employment shall be forfeited.

6.2. Termination of Employment (for Reasons Other Than Death or Disability) — 2005 and Later Accruals. The terms applicable to the payment of Pre-2005 Accruals are located in Appendix 1 to this document, which is a part hereof. This Section 6.2 applies solely to 2005 and Later Accruals.

Upon a Participant’s Termination of Employment (for reasons other than death or Disability), benefits shall be paid as follows:

(a) Distribution of Thrift/401(k) SERP Benefit. The Thrift/401(k) SERP Benefit accrued for the Participant hereunder, as adjusted for Earnings and Interest thereon, shall be paid in the form of a lump sum within ninety (90) days after the end of the calendar year in which such Termination of Employment (for reasons other than death or Disability) occurs (subject to delay in accordance with Section 6.5(c)(iii), if applicable). As of the date of Termination of Employment (for reasons other than death or Disability) and thereafter, any accrued balance shall be credited with Interest until paid.

(b) Distribution of Pension SERP Benefit. The Pension SERP Benefit accrued for a Participant hereunder shall be paid:

(i) If no alternative distribution applies under Section 6.2(b)(ii), in the form of the Normal Form of Payment, which shall be a Lump Sum Pension SERP Benefit, within ninety (90) days after the end of the calendar year in which such Termination of Employment occurs (subject to delay in accordance with Section 6.5(c)(iii), if applicable). The “year of calculation” for purposes of Section 5.3 shall be the calendar year in which the first payment would be made under this Section 6.2(b)(i), and the “specified date” shall be January 1; or

(ii) In accordance with the Participant’s valid election, in one of the following forms:

(X) a single life annuity payable for the life of the Participant commencing at age 65 (subject to Section 6.5(c)(iii) if applicable), or;

(Y) in five (5), ten (10) or fifteen (15) equal annual installments (the “Installment Period”), of which the first such installment shall be paid within ninety (90) days following the end of the calendar year in which such Termination of Employment occurs (subject to delay in accordance with Section 6.5(c)(iii), if applicable), and the remaining installments within the same period following the end of each of the four (4), nine (9) or fourteen (14) succeeding calendar years, as the case may be. Each installment payable pursuant to this subsection (Y) shall be equal to an amount calculated by multiplying the lump sum amount in 6.2(b)(i) by a fraction, the numerator of which is 1 and the denominator of which is the applicable Installment Period, plus Interest on the distributable portion from the date of Termination through the date of distribution.

In order to be valid, a Participant’s election regarding an available alternative distribution form must be made pursuant to such rules that the Administrator, in its discretion, might promulgate, and comply with the requirements of Section 6.5(b).

(c) Minimum Payment Size. Notwithstanding (b) above, the balance of the Pension SERP Benefit shall be paid to a Participant in a lump sum if the balance of the SERP Pension Benefit, excluding Pre-2005 Accruals, is $50,000 or less at any time, then the Participant’s SERP Pension Benefit 2005 and Later Accruals shall be paid out automatically in a lump sum; provided that benefit payments have not commenced in the form of an annuity described in Section 6.2(b)(ii)(X), above. Benefit payments which have commenced in the form of a single life annuity shall not be accelerated. Lump-sum payment under this Section shall be made within ninety (90) days following the end of the year as of which the balance did not exceed $50,000.

6.3. Death Benefits — 2005 and Later Accruals. The Death Benefits provisions applicable to the Pre-2005 Accruals are located in Appendix 1 to this document, which is a part hereof. This Section 6.3 applies solely to 2005 and Later Accruals.

(a) Prior to Termination of Employment. In the event of a Participant’s death prior to Termination of Employment, his or her Beneficiary will receive the full vested amount of the accrued Thrift/401(k) SERP Benefit and Pension SERP Benefit (if any) in the form of lump sum within ninety (90) days of notification of death without additional Interest or Earnings accruing after date of death. For purposes of Section 5.3, the “year of calculation” shall be the calendar year in which death occurs, and the “specified date” shall be the date of death.

(b) After Termination of Employment. In the event of a Participant’s death after Termination of Employment (or Disability Retirement Date to the extent applicable under Section 6.4), the Participant’s Beneficiary shall receive any remaining vested amounts of Thrift/401(k) SERP Benefit and Pension SERP Benefits accrued but unpaid (if any) as of the Participant’s date of death, provided that the Participant’s accruals were not being distributed in the form of a single life annuity, in which case no additional amounts shall be paid. Payment will be made in a lump sum within ninety (90) days of notification of death, without additional Earnings, Interest or adjustment for early payment of installments. For purposes of Section 5.3, the “year of calculation” shall be the calendar year in which the death occurs, and the “specified date” shall be the date of death.

(c) Designation of Beneficiary. All Beneficiary designations shall be on such forms as are specified by and filed with the Administrator. Any Beneficiary designation made by the Participant in accordance with this provision may be changed at any time prior to death by filing with the Administrator a notice of such change on the form provided by the Administrator. In the event of a Participant’s death, if all Beneficiaries designated by the Participant are not then living, or if no valid Beneficiary designation is in effect, the following shall be deemed to have been designated by the Participant, in the following order of priority: (i) the Participant’s Spouse, if surviving; or, if not, (ii) equally to any surviving children of the Participant, or, if none, (iii) to the Participant’s estate or duly authorized personal representative.

6.4. Disability Benefits -2005 and Later Accruals. The Disability Benefits provisions applicable to Pre-2005 Accruals are located in Appendix 1 to this document, which is a part hereof. This Section 6.4 applies solely to 2005 and Later Accruals.

Notwithstanding other provisions of this Article, in the event of Disability of a Participant the provisions of this Section 6.4 shall govern in lieu of Section 6.2, and Section 6.3 shall apply as modified herein.

(a) Thrift/401(k) SERP Benefits. In the event of Disability, the full amount of the Participant’s Thrift/401(k) SERP Benefit accruals as of the date on which the Disability is found to have occurred shall be paid in a lump sum, which shall be paid as soon as administratively practicable but in no event later than ninety (90) days after the determination as to the Participant’s Disability is made, without additional Interest accruing after the date of Disability.

(b) Pension SERP Benefit. In the event of Disability, the Participant’s Pension SERP Benefit hereunder shall be paid:

(i) If no alternative distribution applies under Section 6.4(b)(ii), in the form of the Normal Form of Payment, which shall be a Lump Sum Pension SERP Benefit payable as soon as administratively practicable after the Disability Retirement Date but in no event later than ninety (90) days after that date, without additional interest accruing. For purposes of Section 5.3, the “year of calculation” shall be the calendar year in which the Disability Retirement Date falls, and the “specified date” shall be the first day of the month in which the Disability Retirement Date falls; or

(ii) If validly elected by the Participant, at the time and by the method of payment that would have applied upon Participant’s Termination of Employment under Section 6.2(b)(ii).

Notwithstanding the above, if the distribution is being made in accordance with (b)(ii) then if at any time the lump sum value of the Pension SERP Benefit is equal to or less than $50,000, a lump-sum payment of such amount shall be made within ninety (90) days following the end of the calendar year in which such Disability Retirement Date occurs; provided however, that benefit payments which have commenced in the form of a single life annuity shall not be accelerated.

(c) Death During Disability. In the event of the death of a disabled Participant prior to the Participant’s Disability Retirement Date, Section 6.3(a) shall be applied by substituting the term “Disability Retirement Date” for the term “Termination of Employment”. In the event of the death of a disabled Participant after the Participant’s Disability Retirement Date, but before payments under Section 6.4(b)(ii) have been completed, Section 6.3(b) shall be applied by substituting the term “Disability Retirement Date” for “Termination of Employment.”

6.5. General Provisions.

(a) Limited Right to Elect Deferrals; No Borrowing; No Hardship Withdrawals. Except as provided in this Section 6.5, neither a Participant nor a Beneficiary may elect to defer (or accelerate) payment of any benefit provided hereunder beyond (or before) the time of payment specified in this Article. Participants may not borrow from the Thrift/401(k) SERP Benefit or Pension SERP Benefit Accruals recorded for their benefit, or from any Supplemental Retirement Benefit accrued under this Plan. No hardship withdrawals shall be permitted under the Plan.

(b) Elections as to Form of Benefit. A Participant may make elections as to the form of payment of 2005 and Later Accruals, to the extent such elections are specified in Sections 6.2(b)(ii), and 6.4(b)(ii), above, in accordance with subsection (i) and (ii) below, subject to any limitations and additional conditions as may be established by the Administrator and in any event in compliance with Code section 409A. This election is permitted by, and authorized in reliance on, IRS Notice 2007-86 and the additional applicable Code Section 409A guidance made reference to therein:

(i) A Participant may file an election described in this paragraph (b) not later than December 31, 2007, which election shall apply to the full amount of existing and future 2005 and Later Accruals. If this election is made in 2006 or 2007, such election shall not delay any distribution otherwise payable in the calendar year in which the election is made, and any distribution that would result from this election in the year in which it was made will be automatically delayed until January of the following calendar year. This election is permitted, and authorized in reliance on, IRS Notice 2007-86 and the additional applicable Code Section 409A guidance made reference to therein.

(ii) A Participant, upon first becoming eligible to participate in the Plan, may file an election described in this paragraph (b) not later than 30 days after becoming eligible to participate (the “Initial Election Period”), which election shall apply to 2005 and Later Accruals in accordance with Code Section 409A(a)(4)(B)(ii) and regulations thereunder, which shall become irrevocable at the conclusion of the Initial Election Period.

(iii) After that Initial Election Period, with respect to 2005 and Later Accruals a Participant may elect an available alternative distribution form available under Sections 6.2(b)(ii) or 6.4(b)(ii), which new election shall be irrevocable upon the Administrator’s receipt thereof (the “Alternative Distribution Election”). A single change to an Alternative Distribution Election may be made, and shall be irrevocable upon receipt by the Administrator (the “Alternative Distribution Re-election”). A distribution election shall apply to the Participant’s entire Pension SERP Benefit. There shall be no other opportunities to elect an alternative distribution form under the Plan.

Alternative Distribution Elections and Alternative Distribution Re-elections will be administered pursuant to the terms of Treas. Reg. 1.409A-2. An Alternative Distribution Election and an Alternative Distribution Re-election must be filed with the Administrator at least 12 months prior to the date that payment would otherwise commence, shall not take effect until 12 months after the date the election is made, and commencement of payment shall be delayed 5 years from the date such payment would have otherwise commenced, but for the new election.

(c) General Rules for Compliance with 409A. It is intended that the terms of this Plan and Participant rights hereunder meet applicable requirements of Code section 409A so that a Participant is not taxed under Code section 409A with respect to Accruals under this Plan and is not taxed otherwise with respect to Accruals under this Plan until such time as benefits are distributed to the Participant in accordance with the Plan’s terms. For this purpose, the following terms apply:

(i) The Plan will be administered in compliance with Code section 409A and any applicable Treasury or IRS guidance.

(ii) Pre-2005 Accruals and associated Earnings and Interest are intended to be “grandfathered” under Code section 409A, and Pre-2005 Accruals will be subject to the rules in effect under the Plan on October 3, 2004, unless expressly provided otherwise. No amendment or change to the Plan or other change, after

October 3, 2004, shall be effective with respect to any Pre-2005 Accrual if such change would constitute a “material modification” within the meaning of applicable guidance or regulations under Code section 409A.

(iii) 2005 and Later Accruals are intended to meet the requirements for deferred compensation under Code section 409A. All elections permitted with respect to such 2005 and Later Accruals must comply with applicable requirements of Code section 409A. In particular, no distribution of 2005 and Later Accruals will be made earlier than the Participant’s death, Disability or Termination of Employment. If a distribution of 2005 and Later Accruals occurs as a result of a “separation from service” under Code section 409A(a)(2)(A)(i), and if, at the time of such separation from service the Participant is a Key Employee, any distribution that otherwise would occur less than six months after such separation from service will instead occur six months after such separation from service (without affecting the timing of any subsequent distribution). The Corporation will have no authority to accelerate distributions of 2005 and Later Accruals except to the extent permitted under Code section 409A, in particular Treasury Regulation § 1.409A-3(j)(4). Any other rights of a Participant or retained authority of the Corporation with respect to 2005 and Later Accruals shall be automatically modified and limited to the extent necessary so that the Participant will not be deemed to be subject to taxation under Code section 409A, or otherwise subject to taxation prior to the distribution of the benefits under the Plan.

6.6. Payment of Supplemental Retirement Benefit. To the extent that a Supplemental Retirement Benefit has been awarded in accordance with Section 9.1, the entire Supplemental Retirement Benefit shall be distributed in accordance with the documents authorizing the grant of the Supplemental Retirement Benefit.

ARTICLE VII
Administration

7.1. Administrator. The Plan shall be administered by the Administrator. The Administrator shall be vested with full authority to make, administer and interpret such rules and regulations, as it deems necessary to administer the Plan. Any determination, decision or action of the Administrator in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant. The Administrator shall have the authority to:

(a) Employ agents to perform services on behalf of the Administrator and to authorize the payment of reasonable compensation for the performance of such services.

(b) Delegate to designated employees or departments of the Corporation the authority to perform such of the Administrator’s administrative duties hereunder as may be delegated to such employees or departments.

Pursuant to this authority and subject, in each case, to the right of the Administrator to revoke such delegations in writing at any time, (i) the recordkeeping responsibilities (including the determination to change the measure of Earnings under Section 2.11 and Interest under Section 2.14 hereof) under this Plan are hereby delegated to the executive in charge of the Human

Resources Division of the Corporation and/or such employees of that Department as that executive shall designate, and (ii) the approval authority for any form of payment other than the Normal Form of Payment (as limited under Appendix 1), for Participants other than the Chief Executive Officer and the President of the Corporation, is hereby delegated to the Chief Executive Officer of the Corporation, provided that such approvals shall be rendered in the sole discretion of the Chief Executive Officer and in the best interests of the Corporation.

7.2. Cost. The Corporation shall pay the costs of administering the Plan.

7.3 Claims Procedure. In the event that an Executive does not receive a SERP benefits that is claimed, the Executive shall be entitled to consideration and review conducted in a manner designed to comply with the applicable provisions of Section 503 of the Employee Retirement Income Security Act of 1974 (or successor thereto).

ARTICLE VIII
Amendment and Termination

8.1. Amendment. The Corporation, acting through its Board or the Board’s designee, may at any time amend this Plan, in whole or in part, by an instrument in writing, executed by the Board or its designee; provided, however that no amendment shall affect the accruals already made for Thrift/401(k) SERP Benefit and Pension SERP Benefit purposes or, except as provided in Section 8.2(b) below, accelerate the payment of benefits prior to Termination of Employment or death.

8.2. Termination. The Corporation, acting through its Board or the Board’s designee, may at any time terminate this Plan by an instrument in writing executed by the Board or its designee; provided, however that:

(a) No such termination shall affect the accruals already made for Thrift/401(k) SERP Benefit and Pension SERP Benefit purposes,

(b) Termination of the Plan will not accelerate the time of payment of benefits hereunder, nor cease the accrual of Earnings or Interest, unless the Corporation, by action of its Board or designee, shall elect to accelerate the payment of all benefits at the time it terminates the plan; provided, however, that no authority shall exist to terminate the plan and accelerate payment of benefits with respect to 2005 and Later Accruals to the extent such authority exceeds what is permissible under Code section 409A without causing Participants to incur tax under Code section 409A.

ARTICLE IX
Miscellaneous

9.1. Supplemental Retirement Benefit for Executives. Notwithstanding any provision herein to the contrary, the Administrator, in its discretion, may grant an Executive a Supplemental Retirement Benefit, in addition to the Thrift/401(k) SERP Benefit and Pension SERP Benefit provided for in this Plan.

9.2. No Right of Employment. Nothing in the Plan shall be deemed to grant an Executive any rights other than those specifically outlined in the Plan. Nothing in the Plan shall be deemed to create any right of, or contract for, employment between an Executive and the Corporation.

9.3. Withholding. The Corporation may deduct, with respect to any payments due or benefits accrued under this Plan, any taxes it deems necessary to comply with Federal, state or local government withholding requirements.

9.4. Anticipation of Benefits. Neither the Participant nor any Beneficiary or Beneficiaries entitled to payments or any other benefits after the death of the Participant shall have the power to transfer, assign, anticipate, modify or otherwise encumber in advance any of the payments that may become due hereunder; nor shall any such payments be subject to attachment, garnishment or execution, or be transferable by operation of law in event of bankruptcy, insolvency or otherwise.

9.5. Non-Assignability Clause. It is agreed that neither the Participant, nor his/her Beneficiary, nor any other designee, shall have any right to commute, sell, assign, encumber or transfer or otherwise convey the right to receive any payments hereunder which payments and right thereto are expressly declared to be non-assignable and non-transferable; and, in the event of any attempted assignment or transfer, the Corporation shall have no further liability hereunder.

9.6. Prohibition Against Funding. Any provision for payments hereunder shall be by means of bookkeeping entries on the books of the Corporation and shall not create in the Participant or Beneficiary any right to, or claim against any specific assets of the Corporation, nor result in the creation of any trust or escrow account for the Participant or Beneficiary. Any Participant or Beneficiary entitled to payment of benefits hereunder shall be a general creditor of the Corporation.

9.7. Gender and Number. As used herein the masculine pronoun shall include the feminine and neuter genders, the singular shall include the plural, and the plural the singular, unless the context clearly indicates a different meaning.

9.8. Controlling Law. This Plan and the respective rights and obligations of the Corporation and the Participants, shall be construed under the laws of the Commonwealth of Virginia (other than the choice of law provisions thereof), except to the extent otherwise provided by Federal law.

9.9. Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the other provisions, and the Plan shall be construed in all respects as if any invalid or unenforceable provisions were omitted.

IN WITNESS WHEREOF, the Corporation has caused this amended and restated Supplemental Executive Retirement Plan to be executed by its duly authorized officers, this 26th day of December 2007.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

By:	/s/ Julie Peterson
Julie Peterson
Vice President, Compensation & Benefits

ATTEST:

/s/    Stacy Papadopoulos
Assistant Secretary

APPENDIX 1—Pertaining to Pre-2005 Accruals

Appendix to Article VI

App.  6.1 Payment of Benefits (Pre-2005 Accruals Only).

Benefits shall be paid in the form of payment described herein and designated as the “Normal Form of Payment” for each of the Thrift/401(k) SERP Benefits and the Pension SERP Benefit under each distributable event, unless a determination is made by the Administrator or its delegate, in accordance with Section 7.1 of the SERP, that the payment should be made in an alternate form otherwise available under the Plan (if any).

(a) The portion of Thrift/401(k) SERP Benefit funds accrued for the Basic Contribution shall be payable in accordance with the payment provisions of this Appendix to Article VI, provided the Participant is vested in his/her Basic Contribution under the Thrift/401(k) Plan; any Thrift/401(k) SERP Benefit relating to a Basic Contribution that is not vested at the time of a Participant’s Termination of Employment shall be forfeited.

(b) The portion of Thrift/401(k) SERP Benefit funds accrued for the Matching Contribution shall be payable in accordance with the payment provisions of this Appendix to Article VI.

(c) The Pension SERP Benefit will be paid out in accordance with this Appendix to Article VI provided the Participant is vested in his/her Pension Plan benefit in accordance with the Pension Plan; any Pension SERP Benefit relating to a benefit under the Pension Plan that is not vested at the time of a Participant’s Termination of Employment shall be forfeited.

App.  6.2. Termination of Employment (for Reasons Other Than Disability or Retirement).

Upon a Participant’s Termination of Employment for Reasons other than Disability or Retirement, benefits shall be paid as follows:

(a) Distribution of Thrift/401(k) SERP Benefit. The Thrift/401(k) SERP Benefit accrued for the Participant hereunder, as adjusted for Earnings thereon, shall be paid in the Normal Form of Payment, which in this case shall be three (3) annual installments, the first within ninety (90) days after the end of the calendar year in which such Termination of Employment occurs, and the second and third installments within the same period following the end of the next two (2) succeeding calendar years. As of the date of Termination of Employment and thereafter, any accrued balance shall be credited with Interest until paid. Each installment paid shall be equal to one-third (1/3rd) of the vested balance of Thrift/401(k) SERP Benefit accruals, plus the Interest on that distributable portion from the date of Termination through the distribution date.

(b) Distribution of Pension SERP Benefit. The Pension SERP Benefit accrued for a Participant hereunder shall be paid:

(i) If no alternative distribution applies under App. Section 6.2(b)(ii), in the form of the Normal Form of Payment, which in this case shall be a single life annuity, payable for the life of the Participant commencing at age 65; or

(ii) Upon the Administrator’s determination in three (3) annual installments, of which the first such installment shall be paid within ninety (90) days following the end of the calendar year in which such Termination of Employment occurs, and the send and third installments within the same period following the end of each of the two (2) succeeding calendar years. The single life annuity described in App. Section 6.2 (b)(i) shall be converted to a lump sum, in accordance with Plan Section 5.3. The “year of calculation” for purposes of Plan Section 5.3 shall be the calendar year in which the first payment would be made under this Section App. 6.2(b)(ii) and the specified date shall be January 1. Each installment shall be equal to one-third (1/3rd) of this converted amount plus Interest on the distributable portion from the date of Termination through the date of distribution.

(c) Minimum Payment Size. Notwithstanding (a) or (b) above, the balance of the Thrift/401(k) SERP Benefit accruals, together with the balance of the Participant’s Pension SERP Benefit shall be paid to a Participant in a lump sum as follows:

(i) The Administrator may determine to pay out the entire balance of Pre-2005 Accruals to the Participant if at any time after Termination of Employment either (A) or (B) is true:

(A) The total value of the Participant’s combined benefits resulting from Pre-2005 Accruals is $50,000 or less; or

(B) The Administrator determines in its sole discretion that it is in the best interests of the Corporation to pay out the Participant’s Pre-2005 Accruals (without any request by or influence of the Participant in this decision).

(ii) In either case, such lump-sum payment shall be made within ninety (90) days following the end of the calendar year in which such Termination of Employment occurs or ninety (90) days following the end of the calendar year as of which the combined balance did not exceed $50,000; provided, however, that benefit payments which have commenced in the form of a single life annuity shall not be accelerated and shall be disregarded for purposes of determining the Participant’s combined account balances.

App.  6.3. Death Benefits.

(a) Prior to Termination of Employment. In the event of a Participant’s death prior to Termination of Employment, his or her Beneficiary will receive the full vested amount of the accrued Thrift/401(k) SERP Benefit and Pension SERP Benefit (if any) in the form of lump sum within ninety (90) days of notification of death without additional Interest or Earnings accruing after date of death. For purposes of Plan Section 5.3, the “year of calculation” shall be the year in which death occurs, and the “specified date” shall be the date of death.

(b) After Termination of Employment. In the event of a Participant’s death after Termination of Employment (or Disability Retirement Date, if and to the extent this provision applies under App. Section 6.4(c)), the Participant’s Beneficiary shall receive any remaining vested amounts of Thrift/401(k) SERP Benefit and Pension SERP Benefits accrued but unpaid (if any) as of the Participant’s date of death, provided that the Participant’s accruals were not being distributed in the form of a single life annuity (or such a form selected), in which case no additional amounts shall be paid. Payment will be made in a lump sum within ninety (90) days of notification of death, without additional Earnings, Interest or adjustment for early payment of installments. For purposes of Plan Section 5.3, the “year of calculation” shall be the year in which death occurs, and the “specified date” shall be the date of death.

(c) Designation of Beneficiary. All Beneficiary designations shall be on such forms as are specified by and filed with the Administrator. Any Beneficiary designation made by the Participant in accordance with this provision may be changed at any time prior to death by filing with the Administrator a notice of such change on the form provided by the Administrator. In the event of a Participant’s death, if all Beneficiaries designated by the Participant are not then living, or if no valid Beneficiary designation is in effect, the following shall be deemed to have been designated by the Participant, in the following order of priority: (i) the Participant’s Spouse, if surviving; or, if not, (ii) equally to any surviving children of the Participant, or, if none, (iii) to the Participant’s estate or duly authorized personal representative.

App.  6.4. Disability Benefits.

Notwithstanding other provisions of this Article, in the event of Disability of a Participant the provisions of this App. Section 6.4 shall govern in lieu of App. Section 6.2 or 6.5, and App. Section 6.3 shall apply as modified herein.

(a) Thrift/401(k) SERP Benefits. In the event of Disability, the full amount of the Participant’s Thrift/401(k) SERP Benefit Pre-2005 Accruals as of the date on which the Disability is found to have occurred shall be paid in the Normal Form of Payment, which in this case is a lump sum, which shall be paid as soon as administratively practicable but in no event later than ninety (90) days after the determination as to the Participant’s Disability is made, without additional Interest accruing after the date of Disability. If Termination of Employment occurs subsequent to such a payment and as a result of the Disability, any further Thrift/401(k) SERP Benefit accruals shall be paid to the Participant within ninety (90) days after the Termination of Employment.

(b) Pension SERP Benefit. In the event of Disability, the Participant’s Pension SERP Benefit attributable to Pre-2005 Accruals hereunder shall be paid:

(i) If no alternative distribution applies under App. Section 6.4(b)(ii), in the Normal Form of Payment, which in this case shall be a single life annuity payable for the Participant’s life commencing at age 65 (or later, depending upon a Participant’s age at Disability); or

(ii) Upon the Administrator’s determination, by converting the benefit into a lump sum described in Plan Section 5.3, determined as of the Participant’s Disability Retirement Date which shall be payable in three (3) annual installments. For purposes of Plan Section 5.3, the “year of calculation” shall be the calendar year in which the Disability Retirement Date falls and the “specified date” shall be the first day of the month in which the Disability Retirement Date falls. The first installment shall be paid as of the Disability Retirement Date and the second and third installments shall be paid as of the first and second anniversaries of such Disability Retirement Date, respectively. The first installment shall be equal to one-third (1/3rd) of the lump sum computed as of the Participant’s Disability Retirement Date. Each subsequent installment shall be equal to one-third (1/3rd) of this converted amount plus Interest on the distributable portion from the Disability Retirement Date through the date of distribution.

Notwithstanding the above, if the distribution is being made in accordance with (b)(ii) then if at any time the lump sum value of the Pension SERP Benefit is equal to or less than $50,000, a lump-sum payment of such amount shall be made within ninety (90) days following the end of the calendar year in which such Disability Retirement Date occurs.

(c) Death During Disability. In the event of the death of a disabled Participant prior to the Participant’s Disability Retirement Date, App. Section 6.3(a) shall be applied by substituting the term “Disability Retirement Date” for the term “Termination of Employment.” In the event of the death of a disabled Participant after the Participant’s

Disability Retirement Date, but before payments under App. Section 6.4(b)(ii) have been completed, App. Section 6.3(b) shall be applied by substituting the term “Disability Retirement Date” for “Termination of Employment.”

App.  6.5. Retirement Benefits.

The Normal Form of Payment for a Participant’s combined Thrift/401(k) SERP Benefit and Pension SERP Benefits is the option listed in either (i) or (ii), below, which, using the Applicable Mortality Table as provided in the Pension Plan at the date of Retirement, yields the longest estimated period of payment, where

(i) is a single life annuity payable at age 65 (or at the participant’s age at Retirement, if later) for the life of the Participant, and

(ii) is a series of equal annual installments over fifteen (15) calendar years commencing with the Participant’s Retirement.

This Normal Form of Payment shall be waived and an alternative form of payout shall apply if the Administrator has so determined, in its sole discretion. Such determination or election shall specify that the full distribution shall be made in the form of (a) a lump sum payment commencing with Participant’s Retirement, (b) in equal annual installments of five (5), ten (10) or fifteen (15) calendar years commencing with the Participant’s Retirement, or (c) a single life annuity commencing with Participant’s Retirement, in each case (i.e., under alternatives (a), (b), and (c)). If a Participant is paid in the form of an installment payment for 5, 10 or 15 calendar years, such payout shall be made in a manner consistent with App. Section 6.2. For purposes of Plan Section 5.3, the “year of calculation” shall be the calendar year after the year in which the Participant retires and the “specified date” shall be January 1.